AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2007

REGISTRATION STATEMENT NO. 333-140810

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
Pre-Effective Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Smart Holdings, Inc.

(NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

Nevada	8748	20-5956047
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Smart Holdings, Inc.
647 Mill Point Dr.
Milford, MI 48381
(248) 321-0121
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Mark Seifer
Smart Holdings, Inc.
647 Mill Point Dr.
Milford, MI 48381
(248) 321-0121
(Name, Address, and Telephone Number of Agent for Service)

COPIES TO:

Glenn E. Goldberg, Esq.
Goldberg Law Group, P.A.
200 Central Avenue, Suite 290
Saint Petersburg, Florida 33701
Phone 727.898.5200
Facsimile 866.323.6096

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.0001 par value to be registered by Issuer	1,000,000	$1.00	$1,000,000	$107
Common Stock, $0.0001 par value, to be registered by Selling Shareholders (2)	2,000,000	$1.00	$2,000,000	$214
Total	3,000,000		$3,000,000	$321

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").
(2)	Consists of five shareholders selling an aggregate of 2,000,000 shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and is subject to change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities in any state where the offer of sale is not prohibited.

SUBJECT TO COMPLETION, DATED MARCH 23, 2007
PRELIMINARY PROSPECTUS
SMART HOLDINGS, INC.

3,000,000 SHARES
Common Stock

Smart Holdings, Inc. (“Smart Holdings”, “we”, “our”, “us” or the “Company”), headquartered in Milford, Michigan, plans to operate as a consulting service and holding company. Smart Holdings will be committed to increasing shareholder value through growth and acquisitions. We plan to focus on building our business by assisting select companies with their strategic consulting needs. Smart Holdings is offering 1,000,000 shares of common stock, $.0001 par value, which as of this date have not been issued. Selling shareholders are also offering 2,000,000 shares of common stock, $.0001 par value.

We are offering up to a total of 3,000,000 shares of common stock in a best efforts, direct public offering (the “Offering”), without any involvement of underwriters. The Offering price is $1.00 share. We are not required to sell a minimum amount of shares in this Offering and funds received from this Offering will not be placed into an escrow account. Although the selling shareholder paid $0.0001 per share, it should be noted that there is no restriction requiring him to sell his shares at a price above $0.0001 per share. However, until our securities are quoted on the OTC Bulletin Board, the selling shareholders have agreed to sell their shares at a price of $1.00. Therefore, the risk exists that shares offered by such individual may be sold to the public at prices below our Offering price.

If we sell the total number of offered shares by the Company, the Company will receive proceeds of $1,000,000 less the costs and expenses related to this Offering. The Offering will terminate within 180 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 90 days. There are no minimum purchase requirements.

Prior to this Offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no assurance that our securities will ever trade on the OTC Bulletin Board or other exchange.

The shares of common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section before you decide to purchase any of the common stock.

	Price Per Share	Aggregate Price	Proceeds to Us
Common Stock Offered by the Registrant	$1.00	$1,000,000	$1,000,000
Common Stock Offered by Selling Shareholders	$1.00	$2,000,000	$0.00

Our shares in this Offering will be sold by the Companies officers and directors for no compensation. There are no underwriting commissions involved in this Offering, however, in the event that we engage a broker-dealer to sell some or all of our shares, we anticipate paying a commission of no more than ten (10%) percent which would reduce our proceeds by $100,000 if all 1,000,000 shares were sold subject to such commission.

The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at 15% of the Offering. Offering expenses, including selling commissions, if any, in excess of 15% of the total proceeds raised will be paid by one or more of our current stockholders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until________________, [90 days after effectiveness] all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to any dealers' obligation to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS MARCH 23, 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
THE OFFERING	5
SUMMARY FINANCIAL DATA	5
RISK FACTORS	6
USE OF PROCEEDS	9
DETERMINATION OF OFFERING PRICE	10
CAPITALIZATION	10
DIVIDEND POLICY	10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	10
DESCRIPTION OF BUSINESS	11
MANAGEMENT	13
EXECUTIVE COMPENSATION	14
CODE OF ETHICS	14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	14
DISCLUSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES	14
SELLING SHAREHOLDERS	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
DESCRIPTION OF SECURITIES	16
PLAN OF DISTRIBUTION	17
DILUTION	18
LEGAL MATTERS	19
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	20
FINANCIAL STATEMENTS	F-1
PART II	38
INFORMATION NOT REQUIRED IN THE PROSEPCTUS	38

PROSPECTUS SUMMARY

The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should read the entire prospectus carefully, especially the risks of investing in the securities discussed under "Risk Factors" beginning on page 5, and the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

About Us

Smart Holdings, Inc. was initially incorporated on December 6, 2005 in the State of Nevada (hereinafter "Smart Holdings", "we" or "us").

Our Business

Headquartered in Milford, Michigan, Smart Holdings plans to operate as a consulting and holding company. Smart Holdings will be committed to increasing shareholder value through the growth and acquisitions. We plan to focus on building our business by offering strategic consulting services to our clients and by acquiring selective service and technology firms. We plan to acquire and consolidate special opportunities in selective industries to create value, act as an incubator for emerging companies and technologies, and provide strategic consulting services to our portfolio of companies. Our strategy is to:

•	Identify, acquire, and build business opportunities focusing on technology and consulting services
•	Build an attractive business that offers our shareholders and investors an attractive risk-adjusted rate of return through capital appreciation or spin-offs of business units

While it is our intention to acquire and consolidate attractive acquisition opportunities, Smart Holdings does not currently generate any revenue nor are we in negotiations with any potential acquisition candidates.

The Market

The market for acquisition opportunities in the areas of technology and financial services is large. By focusing on diversified technology opportunities, Smart Holdings has unlimited opportunities.

Competition

In identifying, evaluating and selecting business opportunities, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business.

Although we may be in a competitive disadvantage for successfully negotiating with certain opportunities, we believe that our status as a public entity and potential access to the public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring certain acquisitions.

If we succeed in effecting acquisition opportunities, there will be, in all likelihood, intense competition from competitors of the target businesses in the technology industry. There is substantial competition in all aspects and segments of the technology industry. Numerous companies, most of which have substantially greater financial resources available to them than we do, are already engaged in the industry we intend to focus on. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Employees and Strategic Advisors

As of the date of this prospectus we have no full-time employees. Smart Holdings will utilize a varying number of independent contractors. While Smart Holdings’ intention is to develop an internal management team, our initial strategy is to work with industry experts.

Our Offices

Our executive offices are located at 647 Mill Point Dr., Milford, MI 48381. Our telephone number is 248-321-0121.

THE OFFERING

Securities Offered by Us
Shares	1,000,000
Price Per Share	$1.00
Securities Offered by Selling Shareholders
Shares	2,000,000
Price Per Share	$1.00

Shares of Common Stock Outstanding after Offering assuming maximum number of shares sold - 10,000,000.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

Estimated Use of Proceeds

We intend to use substantially all of the net proceeds from our sale of our shares of common stock for general corporate purposes, including working capital, expansion of sales and marketing activities.

Risk Factors

For a discussion of the risks you should consider before investing in our shares, read the "Risk Factors" section beginning on Page 6.

SUMMARY FINANCIAL DATA

The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

Statement of Operations Data
For the Period from December 6, 2005 (inception) to December 31, 2005
(Dollar amounts and share data)

2005
Revenues	$-
Net Income (Loss)	(17,500)
Income (Loss) per Common Share	$0.00
Weighted Average Number of Common Shares Outstanding	9,000,000

Balance Sheet Data

December 31, 2005
Working Capital	$15,000
Total Assets	$15,000
Total Liabilities	$-
Stockholders’ Equity	$15,000

Statement of Operations Data
For the Year Ended December 31, 2006
(Dollar amounts and share data)

2006
Revenues	$-
Net Income (Loss)	-
Income (Loss) per Common Share	$0.00
Weighted Average Number of Common Shares Outstanding	9,000,000

Balance Sheet Data

December 31, 2006
Working Capital	$15,000
Total Assets	$15,000
Total Liabilities	$-
Stockholders’ Equity	$15,000

RISK FACTORS

An Investment In Our Common Stock Involves A High Degree Of Risk.

Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this prospectus, in evaluating Smart Holdings, its business and prospects before purchasing the common stock.

Concentrated Ownership Of Our Common Stock May Allow Certain Security Holders To Exert Significant Influence In Corporate Matters Which May Be Adverse To The Public Investor.

Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officer beneficially own’s, or has the right to vote, approximately 70% of our outstanding common stock. As a result, this stockholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our Articles of Incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of this ownership and position, our executive officer is able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The Timing And Amount Of Capital Requirements Are Not Entirely Within Our Control And Cannot Accurately Be Predicted And As A Result, We May Not Be Able To Raise Capital In Time To Satisfy Our Needs.

If we do not increase our revenue significantly we may need to procure additional financing. If capital is required, we may require financing sooner than anticipated. We have no commitments for financing, and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain financing as needed, we could be bankrupt.

We Are a Development Stage Company.

We are a development stage company and may never be able to effectuate our business plan.

We were established in December, 2005. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

We Compete With Numerous Larger Competitors, Many Of Which Are Better Financed And Have A Stronger Presence In The Industry Than Ourselves.

In identifying, evaluating and selecting business opportunities, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business.

We Have A Limited Operating History And Have Losses Which We Expect To Continue In The Future. As A Result, We May Have To Suspend Or Cease Operations.

We were incorporated on December 6, 2005. Thus, we have little operating history upon which an evaluation of our future success or failure can be made. We have generated no revenue since our inception. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to procure new business and generate revenues.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because our minimum operating expenses continue to exceed our projected revenues significantly. Our failure to generate sufficient revenues in the future will cause us to suspend or cease operations.

We Only Have One Employee And As A Result We Are Dependent On His Services And A Loss Of His Services Could Have A Material Adverse Effect Upon Us.

Mark Seifer is our Founder, Chairman and President. Although Mr. Seifer is our largest shareholder, there can be no assurance that he will remain with us. In the event that we were to lose him, there can be no assurances that we would be able to retain qualified executive staff. Further, we do not maintain any key man life insurance policies on Mr. Seifer. Therefore, the loss of the service of either of our employees could have a material adverse effect upon us.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Purchasers Of The Shares Offered Hereby Will Incur Immediate Substantial Dilution In The Net Tangible Book Value Of Approximately $0.89 or 90% Per Share.

Our present shareholders have acquired their respective equity interests at a cost substantially below the offering price. Accordingly, the public investors will bear a disproportionate risk of loss per share.

We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We Make Estimates Of Our Future In Forward-looking Statements.

The statements contained in this prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although currently considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update them at any stage. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We can not assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

We do not have a firm commitment from any party to purchase any of the shares being offered by us. We intend to sell the shares ourselves or through broker/dealers. The following table discloses the gross proceeds less offering expenses we would realize from the sale of the related numbers of shares. However, such proceeds do not take into account any commissions paid to any broker-dealer if we engage such.

The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates:

Expense	Amount
Registration Fee	$500
Printing and Engraving Expenses	$5,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$25,000
Transfer Agent’s Fees and Expenses	$2,000
Miscellaneous	$8,500
Total	$46,000

	Percentage of Offering Sold
Classification of Use	100%	75%	50%	25%
Sales and Marketing	$300,000	$250,000	$200,000	$100,000
Location Expansion	$150,000	$100,000	$75,000	$50,000
Legal and Accounting	$100,000	$75,000	$50,000	$40,000
General and Administrative	$450,000	$325,000	$175,000	$60,000
Total	$1,000,000	$750,000	$500,000	$250,000

These proceeds are intended to be utilized substantially for working capital and general corporate purposes as well as the costs and expenses associated with our expansion into other markets throughout the United States. As management retains sole discretion as to the use of proceeds, such use of proceeds will not vary unless management (i) determines that the proceeds would better serve the company's interests by using a different allocation. In the event that management alters its use of proceeds as a result of the aforementioned, we would reduce the proceeds for each category in the above table on a pro-rata basis. If we sell less than 25% of the shares being offered we will apply any proceeds in the same percentage breakdown as indicated in the above table giving no priority to any one particular category.

Regardless of whether we sell any shares of our Common Stock, we have incurred approximately $35,000 in costs and expenses in regards to the preparation of the Registration Statement of which this Prospectus forms a part.

If we sell the maximum number of shares offered by this Prospectus, the net proceeds to us from this offering are expected to be adequate to fund our working capital needs for at least the next twelve (12) months. Pending maximum use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in sort-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in major banks. If we sell less than 25% of the securities offered hereby, we will need additional capital to maintain our working capital needs for the next twelve (12) months.

In the event that we engage a broker-dealer to sell shares in this offering, we would anticipate paying a fee no more than ten (10%) percent of any shares sold by such broker/dealer. Thus, our use of proceeds would be reduced by that amount.

DETERMINATION OF OFFERING PRICE

The offering price has no relationship to any established criteria of value, such as book value or earnings per share. No valuation or appraisal has been prepared for our business and potential business expansion. The offering price was determined arbitrarily.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2006. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

December 31, 2006 Actual
Stockholders’ Equity:
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 90,000,000 issued and outstanding	$9,000
Additional Paid-in Capital	23,500
Retained Earnings (Deficit)	(17,500)
Total Stockholders’ Equity	15,000
Total Capitalization	$32,500

DIVIDEND POLICY

Holders of the common stock our entitled to dividends when, as and if declared by our Board of Directors out of funds legally available therefore. We have never declared or paid any cash dividends and currently do not intend to pay cash dividends in the foreseeable future on our shares of common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Payment of future dividends on our common stock will be subject to the discretion of our Board of Directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends on our common stock will ever be paid.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We commenced operations in December, 2005.

The following discussion should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This discussion may contain forward-looking statements that could involve risks and uncertainties. For additional information see "Risk Factors".

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

Results of Operations

Substantial positive and negative fluctuations can occur in our business due to a variety of factors, including variations in the economy, and the abilities to raise capital. As a result, net income and revenues in a particular period may not be representative of full year results and may vary significantly in this early stage of our operations. In addition results of operations, which have fluctuated in the past and may vary in the future, continue to be materially affected by many factors of a national and international nature, including economic and market conditions, currency values, inflation, the availability of capital, the level of volatility of interest rates, the valuation of security positions and investments and legislative and regulatory developments. Our results of operations also may be materially affected by competitive factors and our ability to attract and retain highly skilled individuals.

We recognize revenues at the time that all services have been substantially completed. We may receive restricted equity securities in certain entities as payments for services provided for these entities. Some of these entities are newly formed, have no operating history, and the market for such securities is very limited. In the event that there is a public market for the securities, we record the securities at a discount from the market price, since (i) the securities are restricted and (ii) there is no assurance that the value of these securities will be realized. The amount of shares we will accept in lieu of a portion of a client's cash payment is situation specific. Such amount is never contingent on the success or failure of our efforts.

Year Ended December 31, 2005

Revenue for the year ended December 31, 2005 was $0. We were organized in December, 2005, thus it was our first month of operation.

As a result of the above, the net loss for the month/year ended December 31, 2005 was $17,500 or $0.00 per share.

Year Ended December 31, 2006

Revenue for the year ended December 31, 2006 was $0. We were organized in December, 2005, thus this was our first full year of operation.

As a result of the above, the net loss for the year ended December 31, 2006 was $0 or $0.00 per share.

Liquidity and Capital Resources

We have a limited operating history. We have no clients to date and our future clients may also be in the early stages of their operations with not much available cash on hand. As a result, as previously discussed, we may occasionally receive restricted equity securities issued by our clients. Due to the restrictions and since the values of these securities fluctuate and are not readily convertible to cash we initially record the receipt of such securities at a significant discount. Based on the above, the securities are reflected as investments available for sale on our balance sheet. At the balance sheet date, we compare the then market price or fair value of such securities to the amount initially recorded and any resulting unrealized gain or loss is recorded as other comprehensive income or loss in the equity section of our balance sheet. At the time the restriction is lifted (usually within one year of receipt) and we are able to sell the securities, the resulting gain or loss realized will be recognized in our statement of operations. The increase or decrease in these investment securities is shown in operating activities on the statement of cash flows since the receipt of said securities is in payment of accounts receivable from operating revenues.

We are currently operating with insufficient working capital, which, among other things has constrained our ability to market our services. As a result, management is dependent on the proceeds of the proposed public offering of securities to maintain and increase the level of its operations. There can, however, be no assurance that we will be successful.

Impact of Inflation

To date inflationary factors have not had a significant effect on our operations. We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending, the amount of sales of our products, the competitive environment within our industry, the ability to continue to expand our operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers.

DESCRIPTION OF BUSINESS

History and Development

We were incorporated pursuant to the laws of the State of Nevada on December 9, 2005 under the name Smart Holdings, Inc. Our basic business model is to assist corporate executives with their strategic consulting needs. Presently, we plan to offer a variety of strategic business consulting services to public and private companies. Currently, our main service plan is to provide financial and business consulting services to our clients. The services we plan to offer include due diligence, mergers and acquisition consulting, and strategic business planning. Smart Holdings will work with both private and public companies. Smart Holdings’ long term focus will create lasting relationships with its clients. Smart Holdings will provide strategic consulting services and business plan development for start-up companies and we have the expertise to work with clients through the public offering process, with introductions to underwriters, broker dealers and market makers, as well as post offering support services such development of road show and research materials.

Typical Revenue Producing Transaction

As we evaluate the material terms of each project on a project by project basis, we do not have a set fee for our services and do not foresee changing that at any time in the near future. We will determine our fees by using a two-step approach. First, we will analyze a prospective client's needs. Second, if we conclude that we can help that party achieve its goals, we will then attempt to develop and agree upon, with that party, the types of services we will provide.

Revenue Breakdown

We recognize revenue at the time that all services have been substantially completed. We may receive equity securities in certain entities as payments for services provided for these entities. Some of these entities may be newly formed, have no operating history, and the market for such securities is very limited. Since there is no assurance that these securities are marketable, we have not recognized any revenue upon receipt. Revenue will be recorded at the time we sell any of these securities. The amount of shares we will accept in lieu of a portion of a client's cash payment is situation specific. Such amount is never contingent on the success or failure of our efforts.

Strategic Relationships

Through strategic relationships with other firms, Smart Holdings also plans to assist its clients with introductions to various services such as:

Human Resources - providing PEO services, human resource administrative management, executive compensation plans and staffing services to client companies.

Open Technologies - providing technology consulting, web site design and integration, systems administration and software consulting projects, serving as a technology outsourcing resource to its clients.

Public Relations - providing investor and public relations services to clients. Services offered include conventional investor relations and a variety of other public relations services as well as stock transfer agent and Edgarizing services to publicly traded companies.

To provide these services, Smart Holdings will utilize a group of regulatory, compliance, financial and management experts, consisting of persons inside the Company as well as outside consultants that are available to consult with client companies. Smart Holdings will receive consulting fees in exchange for its services. The consulting fees will be paid either in cash, equity instruments of the client company, including shares, options and warrants, or some combination of cash and equity instruments.

The Market

The market for the Company's services is large. By specializing in the micro-cap market and offering a portfolio of management consulting services directed to accelerating growth for both publicly traded and privately held companies, the Company has unlimited opportunities. Most all companies in this market segment are in need of the services provided by Smart Holdings, however many of these companies find it difficult to afford them.

Competition

The markets for all of our products and services are highly competitive. Furthermore, we expect the markets for our products and services to remain competitive as more companies offer competition in price, support, value added services, and quality, among other factors.

Our primary competitors include a wide range of companies that provide management consulting, strategic business development support, introduction to capital sources and other services. These include companies in the venture capital field as well as broker/dealers and investment banks. This is a fragmented marketplace with no single player dominating the field. In addition to having more experience and established track records, the vast majority of these competitors have larger pools of both investment capital and skilled employees than we do.

Employees and Strategic Advisors

As of the date of this prospectus we have no full-time employees with the exception of two members of Executive Management and Board of Directors. Smart Holdings will utilize a varying number of independent contractors. While Smart Holdings’ intention is to develop an internal management team, our initial strategy is to work with industry experts within each market segment we serve.

Properties

Our executive offices are located at 647 Mill Point Dr., Milford, MI 48381. Our telephone number is 248-321-0121.

Governmental Regulations

We are not aware of any existing or probable governmental regulations which will have a material effect on our business.

Currently, we do not meet the classification as an "Investment Company" as that term is defined in the Investment Company Act of 1940 because the securities we hold in our client companies do not comprise 40 percent of our total assets. We will continue to monitor that "securities component" level of forty (40%) percent very carefully to ensure that we never fall under that classification. Some of the securities we have received as partial payment for our services are restricted and therefore must be held for a period of time. Our intent is not to hold such securities for the long term but rather sell any available securities as soon as we are no longer restricted pursuant to the securities laws and such securities have a value equal to or exceeding the value of services rendered by us at the time they were received. In the event that we ever approach the "Investment Company" threshold, we will re-evaluate our policy of accepting securities as partial payment for services rendered.

The Investment Advisers Act of 1940 does not apply to our activities as we are not providing to the public any type of investment advice or analysis with respect to our clients.

Seasonality

We have not found our business to be seasonal in nature.

Legal Proceedings

We are not a party to any pending legal proceeding nor are any legal actions contemplated by us at this time.

MANAGEMENT

Directors

Presently, Mr. Mark Seifer and Donald Quarterman, Jr. are the only members of our Board of Directors and were appointed to the Board in December, 2005.

The following table sets forth the name and, as of December 31, 2006, age and position of each director and executive officer of our company.

Name	Age	Position
Mark Seifer	58	Chairman and CEO
Donald E. Quarterman, Jr.	38	Director

Background of Executive Officers, Directors and Significant Employees

Mark Seifer - Mr. Seifer is the founder, and current President and CEO of Smart Holdings, Inc. As an entrepreneur, Mr. Seifer brings over twenty five years of business experience with emerging growth companies. Mr. Seifer has spent the past ten years in the automotive and engineering industry, working for several organizations in strategic consulting and engineering. Most recently, Mr. Seifer worked with various automotive manufacturers designing, developing and engineering various products focusing on the automotive industry.

Donald E. Quarterman. Mr. Quarterman joined Value Consulting, as a Board Member, at its inception. Mr. Quarterman brings with him over 12 years of industry experience in venture capital, mergers and acquisitions, and strategic consulting. Mr. Quarterman is a Managing Partner and co-founder of PCS Venture Partners, LLC, a business consulting firm that invests in and works with emerging growth companies. From 1997 to 2000, Mr. Quarterman was Director of Operations for Catalyst Ventures, an Investment Banking firm located in Tampa, Florida. From 1993 to 1997, Mr. Quarterman was a Vice President at Geneva Corporate Finance, one of the largest middle-market merger and acquisition firms in the United States. Mr. Quarterman earned an MBA degree, with a concentration in Finance and Entrepreneurship, from the University of South Florida.

Compensation of Directors

We do not pay our Director any fee in connection with his role as member of our Board. Our Director is reimbursed for travel and out-of-pocket expenses in connection with his attendance at Board meetings.

Employment Agreements

There are currently no Employment Agreements in place.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officer and our other executive employee as of December 31, 2006.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)	All Other Compensation
Mark Seifer	2005	$0	$0	0	$0
	2006	$0	$0	0	$0

Option Grants During Last Fiscal Year

No options have been issued.

Other

No director or executive officer is involved in any material legal proceeding in which he is suing us or in which he will receive a benefit from the legal proceedings.

CODE OF ETHICS

As we presently have only two employees, we have not yet found the need to adopt a code of ethics. However, it is our intent to adopt such a code with respect to our executive officers once we have a minimum of 5 full-time employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For a description of employment contracts with executive officers, please refer to the section entitled Executive Compensation - Employment Contracts.

Mark Seifer, our founder, holds approximately 78 percent of our outstanding common stock prior to the issuance of any shares related to this Prospectus. Mr. Seifer is our Chairman, President and Chief Executive Officer.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of Incorporation and by-laws provide that our directors and officers will not be personally liable to us or our stockholders for monetary damages due to the breach of a fiduciary duty as a director or officer. Nevada Law provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, does not of itself prevent indemnification so long as the officer or director acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, or, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

In addition, Nevada Law provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action or suit brought by us or by our stockholders on our behalf, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. However, indemnification is prohibited as to any suit brought in our right in which the director or officer is adjudged by a court to be liable to us.

To the extent that the officer or director is successful on the merits in any proceeding pursuant to which such person is to be indemnified, we must indemnify him against all actual and reasonable expenses incurred, including attorney's fees.

The foregoing indemnity provisions will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and require us to indemnify officers and directors to the fullest extent permitted by law.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

SELLING SHAREHOLDER

This Prospectus will also be used for the offering of additional shares of our Common Stock owned by 5 selling shareholders. Selling Shareholders may offer for sale up to 100% (2,000,000 shares) of our Common Stock Selling Shareholders may offer for sale such shares of our Common Stock from time to time in the open market, in privately negotiated transactions or otherwise. We will not receive any proceeds from such sales. The resale of the securities by Selling Shareholders is subject to the prospectus delivery and other requirements of the Securities Act.

		Percentage of Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Shares Before the Offering	After the Offering Assuming All Are Sold
Scott Daar	400,000	4.4%	4.0%
Wilson Nickels	400,000	4.4%	4.0%
John Klask	400,000	4.4%	4.0%
Jim Gorney	400,000	4.4%	4.0%
Don Quarterman	400,000	4.4%	4.0%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2006 information regarding the beneficial ownership of our common stock by each person we know to own five percent or more of the outstanding shares, by each of the directors and officers. As of December 31, 2006, there were 9,000,000 shares of our common stock outstanding and 1,000,000 additional shares of Common Stock to be issued in this offering.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

		Percentage of Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Shares Before the Offering	After the Offering Assuming All Are Sold
Mark Seifer	7,000,000	77.8%	70%

The following table sets forth information concerning the beneficial ownership of shares of our Common Stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our Common Stock as of December 31, 2006. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with the Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within sixty (60) days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them. Percentage ownership is based on 9,000,000 shares of Common Stock outstanding as of December 31, 2006 and 10,000,000 additional shares of Common Stock to be issued in this offering.

There is no public trading market for our shares of common stock. In addition to Mr. Mark Seifer, our President, we have five shareholders, none of which owns more than 5% of the total shares outstanding. For a discussion regarding our dividend policy as related to our common stock please see "Description of Securities."

		Percentage of Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Shares Before the Offering	After the Offering Assuming All Are Sold
Mark Seifer	7,000,000	77.8%	70%

DESCRIPTION OF SECURITIES

General

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Incorporation, as amended, and By-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which 9,000,000 shares were issued and outstanding as of December 31, 2006.

Common Stock

Holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

As of December 31, 2006 we have 6 shareholders.

Dividend

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Shares Eligible for Future Sale

Upon completion of this offering and assuming the maximum number of shares are sold, we will have 10,000,000 shares of common stock outstanding. Of these shares, 3,000,000 shares of common stock will be freely tradeable without further restriction or further registration under the Securities Act, as amended, accept for those shares purchased by an "affiliate" of Smart Holdings (in general, a person who has a control relationship with Smart Holdings) which will be subject to the limitation of Rule 144 adopted under the Securities Act. The remaining shares (7,000,000) are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act.

Preferred Stock

We are not authorized to issue any shares of preferred stock.

Transfer Agent and Registrar

Our transfer agent is Florida Stock Transfer, located in Tamarac, Florida.

Resale Restrictions

All of our shares of common stock issued prior to this offering are "restricted securities" as this term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the U.S. in the absence of registration other than in accordance with Rule 144 under the Securities Act of 1933, as amended, or another exemption from registration. In general, under Rule 144 as currently in effect, any of our affiliates or any person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned our common shares which are treated as restricted securities for at least one (1) year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our outstanding common shares (approximately 100,000 shares based upon the number of common shares expected to be outstanding after the offering) or the reported average weekly trading volume in our common shares during the four weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to manner of sale restrictions and notice requirements and to the availability of current public information concerning our company. In addition, affiliates of our company must comply with the restrictions and requirements of Rule 144 (other than the one (1) year holding period requirements) in order to sell common shares that are not restricted securities (such as common shares acquired by affiliates in market transactions). Furthermore, if a period of at least two (2) years has elapsed from the date restricted securities were acquired from us or from one of our affiliates, a holder of these restricted securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three (3) months prior to such sale would be entitled to sell the shares immediately without regard to the volume, manner of sale, notice and public information requirements of Rule 144.

Upon closing of this offering, we intend to file a registration statement for the resale of the common shares that are authorized for issuance under our existing and new stock option plans. We expect this registration statement to become effective immediately upon filing. Shares issued pursuant to our stock option plans to U.S. residents after the effective date of that registration statement (other than shares issued to our affiliates and the employees described below) generally will be freely tradable without restriction or further registration under the Securities Act of 1933.

Penny Stock Considerations

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

PLAN OF DISTRIBUTION

Shares being registered on the company's behalf

We are registering 1,000,000 shares of our common stock which shall be offered and sold on a self-underwritten basis by Mr. Mark Seifer our Chief Executive Officer and President, or, at our discretion, by participating broker-dealers licensed by the National Association of Securities Dealers, Inc. Although we anticipate being listed on the OTC-Bulletin Board concurrently with the effectiveness of this Prospectus, we may not be. Regardless, we will offer the shares to the public at a price of $1.00 per share. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account. The offering price of the shares was arbitrarily determined by us. The offering price of the shares does not have any relationship to our assets, book value, or earnings. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason. There can be no assurance that we will sell any or all of the offered shares.

As our offering is "self-underwritten" in nature and at a fixed price of $1.00 per share, we are unsure whether we will sell any shares of common stock. As a result, we are unable at this time to determine what State, if any, offers or sales will be made. We may also seek out broker-dealers to assist us in placing our stock. Regardless of whether we place our stock ourselves or through agents, we will comply with all applicable blue sky requirements of each jurisdiction in which we ultimately offer and sell our shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Shares being registered on the selling shareholder's behalf

We are also registering 2,000,000 shares of our common stock held by five selling shareholders, the selling shareholders, on their behalf. Prior to the listing of our securities on the OTC Bulletin Board, the selling shareholders have agreed to sell their shares at a price of $1.00. Once our securities are listed on the OTC Bulletin Board the selling shareholder may sell some or all of such shares at any price. The shares will not be sold in an underwritten public offering.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share.

The selling shareholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling shareholder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, beginning one (1) year after the shares were issued.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our Common Stock offered by this prospectus may not simultaneously engage in market making activities with respect to our Common Stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling shareholder is subject to applicable provisions that limit the timing of purchases and sales of our Common Stock by the selling shareholder.

We have informed the selling shareholders that, during such time as he may be engaged in a distribution of any of the shares we are registering by this prospectus, he is required to comply with Regulation M. In general, Regulation M precludes the selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our Common Stock to be less volatile than it would otherwise be in the absence of these transactions. We have informed the selling shareholder that stabilizing transactions permitted by Regulation M allow bids to purchase our Common Stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling shareholder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

DILUTION

The issuance of the 1,000,000 shares will dilute our common stock and may ultimately lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by 10,000,000, the number of outstanding shares of common stock assuming the maximum number of shares being offered by us are sold.

The net tangible book value of our common stock as of December 31, 2006, was $15,000, or approximately $0.00 per share. Thus, as of September 30, 2006, the net tangible book value per share of common stock owned by our current stockholders would have increased by $1,000,000 or $0.10 per share after giving effect to this offering (assuming the maximum number of shares being offered are sold) without any additional investment on their part and the purchasers of the shares offered hereby would have incurred an immediate dilution of $0.90 per share from the offering price. The following table illustrates this per share dilution and reflects the receipt of varying amounts of proceeds:

	100%	75%	50%	25%
Public offering price per share of common stock offered hereby	$1.00	$1.00	$1.00	$1.00
Net tangible book value per share before offering	$0.002	$0.002	$0.002	$0.002
Increase per share attributable to new investors	$0.100	$0.077	$0.053	$0.027
Adjusted net tangible book value per share after this offering	$0.102	$0.078	$0.054	$0.029
Dilution to new investors	$0.899	$0.922	$0.946	$0.971

The following tables summarize the relative investments of investors pursuant to this offering and the current shareholders of Value Consulting:

Assuming 100% of Offering (1,000,000 Shares) Sold
	Current Stockholders	Public Investors	Total
Number of shares of common stock purchased	9,000,000	1,000,000	10,000,000
Percentage of outstanding common stock after offering	90%	10%	100%
Gross consideration paid	$32,500	$1,000,000	$1,032,500
Percent of consideration paid	3.15%	96.85%	100%
Average consideration paid	$0.004	$1.00	$0.10

Assuming 75% of Offering (750,000 Shares) Sold
	Current Stockholders	Public Investors	Total
Number of shares of common stock purchased	9,000,000	750,000	9,750,000
Percentage of outstanding common stock after offering	92%	8%	100%
Gross consideration paid	$32,500	$750,000	$782,500
Percent of consideration paid	4.15%	95.85%	100%
Average consideration paid	$0.004	$1.00	$0.08

Assuming 50% of Offering (500,000 Shares) Sold
	Current Stockholders	Public Investors	Total
Number of shares of common stock purchased	9,000,000	500,000	9,500,000
Percentage of outstanding common stock after offering	95%	5%	100%
Gross consideration paid	$32,500	$500,000	$532,500
Percent of consideration paid	6.10%	93.90%	100%
Average consideration paid	$0.004	$1.00	$0.06

Assuming 25% of Offering (250,000 Shares) Sold
	Current Stockholders	Public Investors	Total
Number of shares of common stock purchased	9,000,000	250,000	9,250,000
Percentage of outstanding common stock after offering	97%	3%	100%
Gross consideration paid	$32,500	$250,000	$282,500
Percent of consideration paid	11.50%	88.50%	100%
Average consideration paid	$0.004	$1.00	$0.03

In the future, we may issue additional shares, options and warrants, and we may grant stock options to our employees, officers, directors and consultants under our stock option plan, all of which may further dilute our net tangible book value.

LEGAL MATTERS

The validity of the shares has been passed upon for us by our counsel, Goldberg Law Group, PA.

EXPERTS

The financial statements of Value Consulting at December 31, 2005 and December 31, 2006 appearing in this registration statement have been audited by Robert L. White and Associates our independent auditor.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN GIVEN ANY INFORMATION OR HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, BY THE SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN, WHICH SUCH OFFER, OR SOLICITATION IS UNLAWFUL.

WHERE YOU CAN FIND MORE INFORMATION

The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act, and, we will file reports, proxy statements and other information with the Securities and Exchange Commission as required by federal law. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission Investors may read and copy any of these reports, statements, and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms upon payment of the fees prescribed by the Securities Exchange Commission. These SEC filings are also available free at the SEC's web site at www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement in its entirety.

FINANCIAL STATEMENTS

SMART HOLDINGS, INC.

INDEX

For the Year Ended December 31, 2006

For the For the Period from December 6, 2005 (inception) to December 31, 2005

INDEPENDENT AUDITORS' REPORT

Independent Auditor’s Report

To the Board of Directors of
Smart Holdings, Inc.
(a development stage company)

We have audited the accompanying balance sheet of Smart Holdings, Inc. (a development stage company) as of December 31, 2006, and the related statements of operations, stockholders equity, and cash flows for the year ended. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, including the balance sheet as of December 31, 2006, and the related statements of operations, stockholders equity, and cash flows for the year ended, presents fairly, in all material respects, the financial position of Smart Holdings, Inc. as of December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Robert L. White & Associates, Inc.

Robert L. White & Associates, Inc.
February 19, 2007

Smart Holdings, Inc.
Balance Sheet
December 31, 2006

ASSETS

Current Assets:
Cash	$5,000
Accounts receivable	-
Other Current Assets	10,000
Total Current Assets	15,000

Total Assets	$15,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$-
Accrued liabilities	-
Total Current Liabilities	-

Stockholders' Equity:
Common stock at $0.0001 par value; authorized 100,000,000 shares; 9,000,000 shares issued and outstanding	9,000
Additional paid-in capital	23,500
Accumulated deficit	(17,500)
Stockholders’ Equity	15,000

Total Liabilities and Stockholders' Equity	$15,000

See accompanying notes

Smart Holdings, Inc.
Statement of Operation
For the year ended December 31, 2006

2006

Revenue	$-
Cost of Revenue	-
Gross Profit	-

Operating Expenses:
General and Administrative	-
Professional Fees	-
Miscellaneous Expense	-
Total Operating Expenses	-

Net Income (Loss)	$-

Basic and diluted loss per share	$0.00

Weighted average number of common shares outstanding	9,000,000

See accompanying notes

Smart Holdings, Inc.
Statement of Changes in Stockholders’ Equity
For the year ended December 31, 2006

	Common Stock
	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2005	9,000,000	$9,000	$23,500	$(17,500)	$15,000
Net income (loss)	-	-	-	-	-
Balance, December 31, 2006	9,000,000	$9,000	$23,500	$(17,500)	$15,000

See accompanying notes

Smart Holdings, Inc.
Statement of Cash Flows
For the year ended December 31, 2006

2006
Cash Flows From Operating Activities
Net income (loss)	$-
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	-
Changes in operating assets and liabilities:
Prepaid and other assets	-
Total adjustments	-

Net cash flows from operating activities	-

Cash Flows From Investing Activities
Purchases of property and equipment	-
Net cash flows from investing activities	-

Cash Flows From Financing Activities
Proceeds from sale of common stock	-
Net cash provided by financing activities	-

Net Change in Cash	-

Cash, Beginning of the Period	$5,000

Cash, End of the Period	$5,000

See accompanying notes

Smart Holdings, Inc.
Notes to Financial Statements

Note A - Nature of Operations and Basis of Presentation

Nature of Operations

Smart Holdings, Inc. was incorporated in the State of Nevada on December 6, 2005. It is a consulting company, headquartered in Milford, Michigan, which plans to offer a variety of strategic business consulting services to public and private companies. Currently, the main service is providing financial and business consulting services to its clients. The services offered include due diligence, mergers and acquisition consulting, and strategic business planning. Smart Holdings, Inc. works with both private and public companies. Smart Holdings, Inc.'s long-term focus is on creating lasting relationships with its clients. It also provides strategic consulting services and business plan development for start-up companies and has the expertise to work with its clients through the public offering process, with introductions to underwriters, broke dealers and market makers, as well as post offering support services such as development of road show and research materials.

As indicated above the company was recently incorporated and is presently in the development stage wherein it is in the process of setting up operations and working to obtain clients. It has not yet realized revenue.

Basis of Presentation

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Consulting service revenue and the related labor costs and payroll are recorded in the period in which services are performed.

Accounts Receivable

Smart Holdings’ trade accounts receivable result from the sale of its services, and consist of private and public companies. Value Consulting uses the allowance method to account for uncollectible accounts. Bad debt expense for the year ended December 31, 2006 was $0.

Concentration of Credit Risk

Financial instruments, which potentially expose Smart Holdings to concentrations of credit risk consist principally of trade accounts receivable and restricted securities that are paid as part of consulting fees.

Smart Holdings’ trade accounts receivable result from the sale of its services to customers, and customers consist of public and private companies. In order to minimize the risk of loss from these companies, credit limits, ongoing credit evaluation of its customers, and account monitoring procedures are utilized. Collateral is not generally required. Management analyzes historical bad debt, customer concentrations, customer credit-worthiness, current economic trends, and changes in customer payment tendencies, when evaluating the allowance for doubtful accounts. As of December 31, 2006, had no customers who accounted for 10% or more of gross accounts receivable or 10% or more of the net sales for the year ended December 31, 2006.

The Company is obligated to pay the salaries, wages, related benefit costs, and expenses of consultants. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

Financial Instruments

Smart Holdings estimates that the fair value of all financial instruments at December 31, 2006 do not differ materially from the aggregate carrying value of its financial instruments recorded in the accompanying balance sheets.

Property and Equipment

Property and equipment are recorded at historical cost and include expenditures, which substantially increase the useful lives of existing property and equipment. Maintenance and repairs are charged to operations when incurred.

Depreciation of property and equipment is computed primarily using the straight-line method based on estimated useful lives (furniture and fixtures, 6 to 7 years, office equipment 5 to 7 years, and computers and software, 3 to 5 years). Depreciation for income tax purposes is computed principally using the straight line method and estimated useful lives.

Advertising Cost

Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Smart Holdings did not have direct-response advertising costs during the year ended December 31, 2006.

Accounting for Stock-based Compensation

Smart Holdings accounts for and reports its stock-based employee compensation arrangements using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation ("FIN 44"), and Statement of Financial Accounting Standards No. 148 Accounting for Stock-Based Compensation - Transition and Disclosure (“SFAS 148”). Accordingly, compensation costs for stock options and warrants are measured as the excess, if any, of the fair value of the stock at the date of grant, over the stock option exercise price. Value Consulting accounts for stock issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123") Under SFAS No. 123, stock option awards issued to non-employees are accounted for at their fair value on the date issued, where fair value is determined using the Black-Scholes option pricing method.

There are no differences between historical and pro-forma stock based compensation value.

Income Taxes

Smart Holdings records its federal and state income tax liability in accordance with Statement of Financial Accounting Standards Statement No. 109 "Accounting for Income Taxes". Deferred taxes are provided for differences between the basis of assets and liabilities for financial statements and income tax purposes, using current tax rates. Deferred tax assets represent the expected benefits from net operating losses carried forward and general business credits that are available to offset future income taxes.

Loss Per Share

Net loss per share is computed based upon the weighted average number of outstanding shares of the Company’s common stock for each period presented.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement is generally effective for contracts entered into or modified after June 30, 2003. The Company currently has no such financial instruments outstanding or under consideration and does not expect the adoption of this standard to effect the Company’s financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company currently has no such financial instruments outstanding or under consideration and therefore adoption of this standard currently has no financial reporting implications.

In December 2003, the FASB issued FASB Interpretation No. 46, “Amended Consolidation of Variable Interest Entities” (“FIN No. 46”). This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. This interpretation is effective immediately for variable interest entities created after January 31, 2003 and, for interim periods beginning after December 15, 2003, for interests acquired prior to February 1, 2003. The Company does not currently have relationships with entities meeting the criteria set forth in FIN No. 46 and is not required to include any such entities in its financial statements pursuant to the provisions of FIN No. 46.

Effective as of December 31, 2004, the Company adopted the revised interpretation of Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” (FIN 46-R). FIN 46-R requires that certain variable interest entities be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company does not have any investments in entities it believes are variable interest entities for which the Company is the primary beneficiary.

In December 2004, FASB issued SFAS No. 123 (revised 2004) "Share Based Payment" (SFAS No. 123R), a revision to Statement No. 123, Accounting for Stock-Based Compensation which supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. The revised SFAS 123 eliminates the alternative to use Opinion 25's intrinsic value method of accounting and, instead, requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. Furthermore, public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value as well as estimate the number of instruments for which the requisite service is expected to be rendered. Any incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair values before and after the modification. The Company has yet to determine the effect SFAS No. 123R may have on its financial statements, if any.

Note B - Income Taxes

For income tax purposes Smart Holdings had $0 of net operating losses in 2006, which can be used to offset future federal and state taxable income. No income tax benefit has been recorded in the accompanying financial statements since the recoverability of such assets is not reasonably assured through known future revenue sources.

Note C - Cash Flow Supplemental Information

Cash paid for interest during the year ended December 31, 2006 amounted to $0.

Note D - Stockholders’ Equity

Issuance of Common Stock

No stock was issued for the year ended December 31, 2006.

Common Stock Warrants

As of December 31, 2006 there were no stock warrants issued or outstanding.

Note E - Commitments and Contingencies

Operating Leases

Smart Holdings currently has no lease obligations.

Litigation

As of December 31, 2006, Smart Holdings did not have any outstanding legal issues outside of the ordinary course of business.

Note F - Subsequent Events

There are no subsequent events.

INDEPENDENT AUDITORS' REPORT

Independent Auditor’s Report

To the Board of Directors of
Smart Holdings, Inc.
(a development stage company)

We have audited the accompanying balance sheet of Smart Holdings, Inc. (a development stage company) as of December 31, 2005, and the related statements of operations, stockholders equity, and cash flows for the year ended. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, including the balance sheet as of December 31, 2005, and the related statements of operations, stockholders equity, and cash flows for the year ended, presents fairly, in all material respects, the financial position of Smart Holdings, Inc. as of December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Robert L. White & Associates, Inc.

Robert L. White & Associates, Inc.
March 31, 2006

Smart Holdings, Inc.
Balance Sheet
December 31, 2005

ASSETS

Current Assets:
Cash	$5,000
Accounts receivable	-
Other Current Assets	10,000
Total Current Assets	15,000

Total Assets	$15,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$-
Accrued liabilities	-
Total Current Liabilities	-

Stockholders' Equity:
Common stock at $0.0001 par value; authorized 100,000,000 shares; 9,000,000 shares issued and outstanding	9,000
Additional paid-in capital	23,500
Accumulated deficit	(17,500)
Stockholders’ Equity	15,000

Total Liabilities and Stockholders' Equity	$15,000

See accompanying notes

Smart Holdings, Inc.
Statement of Operation
For the Period from December 6, 2005 (inception) to December 31, 2005

2005

Revenue	$-
Cost of Revenue	-
Gross Profit	-

Operating Expenses:
General and Administrative	1,500
Professional Fees	13,000
Miscellaneous Expense	3,000
Total Operating Expenses	17,500

Net Income (Loss)	$(17,500)

Basic and diluted loss per share	$(0.00)

Weighted average number of common shares outstanding	9,000,000

See accompanying notes

Smart Holdings, Inc.
Statement of Changes in Stockholders’ Equity
For the Period from December 6, 2005 (inception) to December 31, 2005

	Common Stock
	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance, December 6, 2005	-	$-	$-	$-	$-
Issuance of common stock for cash	9,000,000	9,000	23,500	-	32,500
Net loss	-	-	-	(17,500)	(17,500)
Balance, December 31, 2005	9,000,000	$9,000	$23,500	$(17,500)	$15,000

See accompanying notes

Smart Holdings, Inc.
Statement of Cash Flows
For the Period from December 6, 2005 (inception) to December 31, 2005

2005
Cash Flows From Operating Activities
Net loss	$(17,500)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	-
Changes in operating assets and liabilities:
Prepaid and other assets	(10,000)
Total adjustments	(10,000)

Net cash flows from operating activities	(27,500)

Cash Flows From Investing Activities
Purchases of property and equipment	-
Net cash flows from investing activities	-

Cash Flows From Financing Activities
Proceeds from sale of common stock	32,500
Net cash provided by financing activities	32,500

Net Change in Cash	5,000

Cash, Beginning of the Period	-

Cash, End of the Period	$5,000

See accompanying notes

Smart Holdings, Inc.
Notes to Financial Statements

Note A - Nature of Operations and Basis of Presentation

Nature of Operations

Smart Holdings, Inc. was incorporated in the State of Nevada on December 6, 2005. It is a consulting company, headquartered in Milford, Michigan, which plans to offer a variety of strategic business consulting services to public and private companies. Currently, the main service is providing financial and business consulting services to its clients. The services offered include due diligence, mergers and acquisition consulting, and strategic business planning. Smart Holdings, Inc. works with both private and public companies. Smart Holdings, Inc.'s long-term focus is on creating lasting relationships with its clients. It also provides strategic consulting services and business plan development for start-up companies and has the expertise to work with its clients through the public offering process, with introductions to underwriters, broke dealers and market makers, as well as post offering support services such as development of road show and research materials.

As indicated above the company was recently incorporated and is presently in the development stage wherein it is in the process of setting up operations and working to obtain clients. It has not yet realized revenue.

Basis of Presentation

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Consulting service revenue and the related labor costs and payroll are recorded in the period in which services are performed.

Accounts Receivable

Smart Holdings’ trade accounts receivable result from the sale of its services, and consist of private and public companies. Value Consulting uses the allowance method to account for uncollectible accounts. Bad debt expense for the years ended December 31, 2005 was $0.

Concentration of Credit Risk

Financial instruments, which potentially expose Smart Holdings to concentrations of credit risk consist principally of trade accounts receivable and restricted securities that are paid as part of consulting fees.

Smart Holdings’ trade accounts receivable result from the sale of its services to customers, and customers consist of public and private companies. In order to minimize the risk of loss from these companies, credit limits, ongoing credit evaluation of its customers, and account monitoring procedures are utilized. Collateral is not generally required. Management analyzes historical bad debt, customer concentrations, customer credit-worthiness, current economic trends, and changes in customer payment tendencies, when evaluating the allowance for doubtful accounts. As of December 31, 2005, had no customers who accounted for 10% or more of gross accounts receivable or 10% or more of the net sales for the year ended December 31, 2005.

The Company is obligated to pay the salaries, wages, related benefit costs, and expenses of consultants. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

Financial Instruments

Smart Holdings estimates that the fair value of all financial instruments at December 31, 2005 do not differ materially from the aggregate carrying value of its financial instruments recorded in the accompanying balance sheets.

Property and Equipment

Property and equipment are recorded at historical cost and include expenditures, which substantially increase the useful lives of existing property and equipment. Maintenance and repairs are charged to operations when incurred.

Depreciation of property and equipment is computed primarily using the straight-line method based on estimated useful lives (furniture and fixtures, 6 to 7 years, office equipment 5 to 7 years, and computers and software, 3 to 5 years). Depreciation for income tax purposes is computed principally using the straight line method and estimated useful lives.

Advertising Cost

Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Smart Holdings did not have direct-response advertising costs during the year ended December 31, 2005.

Accounting for Stock-based Compensation

Smart Holdings accounts for and reports its stock-based employee compensation arrangements using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation ("FIN 44"), and Statement of Financial Accounting Standards No. 148 Accounting for Stock-Based Compensation - Transition and Disclosure (“SFAS 148”). Accordingly, compensation costs for stock options and warrants are measured as the excess, if any, of the fair value of the stock at the date of grant, over the stock option exercise price. Value Consulting accounts for stock issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123") Under SFAS No. 123, stock option awards issued to non-employees are accounted for at their fair value on the date issued, where fair value is determined using the Black-Scholes option pricing method.

There are no differences between historical and pro-forma stock based compensation value.

Income Taxes

Smart Holdings records its federal and state income tax liability in accordance with Statement of Financial Accounting Standards Statement No. 109 "Accounting for Income Taxes". Deferred taxes are provided for differences between the basis of assets and liabilities for financial statements and income tax purposes, using current tax rates. Deferred tax assets represent the expected benefits from net operating losses carried forward and general business credits that are available to offset future income taxes.

Loss Per Share

Net loss per share is computed based upon the weighted average number of outstanding shares of the Company’s common stock for each period presented.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement is generally effective for contracts entered into or modified after June 30, 2003. The Company currently has no such financial instruments outstanding or under consideration and does not expect the adoption of this standard to effect the Company’s financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company currently has no such financial instruments outstanding or under consideration and therefore adoption of this standard currently has no financial reporting implications.

In December 2003, the FASB issued FASB Interpretation No. 46, “Amended Consolidation of Variable Interest Entities” (“FIN No. 46”). This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. This interpretation is effective immediately for variable interest entities created after January 31, 2003 and, for interim periods beginning after December 15, 2003, for interests acquired prior to February 1, 2003. The Company does not currently have relationships with entities meeting the criteria set forth in FIN No. 46 and is not required to include any such entities in its financial statements pursuant to the provisions of FIN No. 46.

Effective as of December 31, 2004, the Company adopted the revised interpretation of Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” (FIN 46-R). FIN 46-R requires that certain variable interest entities be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company does not have any investments in entities it believes are variable interest entities for which the Company is the primary beneficiary.

In December 2004, FASB issued SFAS No. 123 (revised 2004) "Share Based Payment" (SFAS No. 123R), a revision to Statement No. 123, Accounting for Stock-Based Compensation which supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. The revised SFAS 123 eliminates the alternative to use Opinion 25's intrinsic value method of accounting and, instead, requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. Furthermore, public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value as well as estimate the number of instruments for which the requisite service is expected to be rendered. Any incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair values before and after the modification. The Company has yet to determine the effect SFAS No. 123R may have on its financial statements, if any.

Note B - Income Taxes

For income tax purposes Smart Holdings had $17,500 of net operating losses in 2005, which can be used to offset future federal and state taxable income. No income tax benefit has been recorded in the accompanying financial statements since the recoverability of such assets is not reasonably assured through known future revenue sources.

Note C - Cash Flow Supplemental Information

Cash paid for interest during the year ended December 31, 2005 amounted to $0.

During the year ended December 31, 2005, Smart Holdings issued 9,000,000 shares of restricted common stock, valued at $32,500, to various investors, including both of the Company’s officers and directors.

Note D - Stockholders’ Equity

Issuance of Common Stock

On December 6, 2005, the Board of Directors approved the issuance of 9,000,0000 restricted shares of the Company’s $.0001 par value common stock for a total investment of $32,500.

Common Stock Warrants

As of December 31, 2005 there were no stock warrants issued or outstanding.

Note E - Commitments and Contingencies

Operating Leases

Smart Holdings currently has no lease obligations.

Litigation

As of December 31, 2005, Smart Holdings did not have any outstanding legal issues outside of the ordinary course of business.

Note F - Subsequent Events

There are no subsequent events.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors.

Smart Holdings’ Certificate of Incorporation permits indemnification to the fullest extent permitted by Nevada law. Smart Holdings’ by-laws require Smart Holdings to indemnify any person who was or is an authorized representative of Smart Holdings, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of Smart Holdings, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Smart Holdings and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. Smart Holdings shall also indemnify any person who was or is an authorized representative of Smart Holdings and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of Smart Holdings, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Smart Holdings, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Smart Holdings unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which any court shall deem proper. Such indemnification is mandatory under Smart Holdings’ by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of Smart Holdings has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the shareholders. Value Consulting currently does not maintain a directors and officers liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Smart Holdings pursuant to the foregoing provisions, Smart Holdings has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:

Expense	Amount
Registration Fee	$500
Printing and Engraving Expenses	$5,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$25,000
Transfer Agent’s Fees and Expenses	$2,000
Miscellaneous	$8,500
Total	$46,000

Item 26. Recent Sale of Unregistered Securities.

Set forth below is information regarding the issuance and sales of Smart Holdings’ common stock without registration during the last three (3) years. No such sales involved the use of an underwriter.

1. On December 6, 2005, we were incorporated pursuant to the Nevada Corporation Law. Upon our incorporation 9,000,000 shares were issued to our founding shareholder for consideration of $32,500. This transaction by us did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

ITEM 26. Exhibits

Exhibit No.	Description
3.1	Certification of Incorporation of the Registrant (1)
3.2	By-laws of the Registrant (1)
4.1	Specimen Common Stock Certificate (1)
5.1	Consent and Opinion of Goldberg Law Group, P.A.
23.1	Consent of Independent Auditor

(1) Exhibit filed with this Registration on Form SB-2, as origianally filed on February 20, 2007

Item 27. Undertakings.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Howell, State of Michigan, on March 23, 2007.

Smart Holdings, Inc.

/s/ Mark Seifer
By: Mark Seifer, President, CEO, CFO, Principal Accounting Officer, Secretary and Treasurer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Smart Holdings, Inc.

/s/ Mark Seifer	Dated: March 23, 2007
By: Mark Seifer, President, CEO, CFO, Principal Accounting Officer, Secretary, Treasurer and Chairman of the Board

/s/ Don Quarterman	Dated: March 23, 2007
By: Don Quarterman, Director